Exhibit 99.1

HILLENBRAND INDUSTRIES
Press Release

HILLENBRAND INDUSTRIES SELLS MEDICAL GAS PIPELINE BUSINESS
Terms of Sale Undisclosed, Revenues Should Total Approximately $46 Million in Fiscal 2003

BATESVILLE, IND., OCTOBER 27, 2003 — Hillenbrand Industries Inc. (NYSE:HB), a leader in the health care and funeral services industries, announced today it has sold its medical gas pipeline business for an undisclosed sum to Beacon Medical Products, LLC, a privately held manufacturer owned by The Riverside Company. The business resided in Hillenbrand’s health care subsidiary, Hill-Rom, and it accounted for approximately $40 million of Hillenbrand’s $2.1 billion fiscal year 2002 revenues. The business is expected to generate approximately $46 million in fiscal year 2003 revenues.

Hillenbrand Industries’ President and Chief Executive Officer, Frederick W. Rockwood said, “While any decision affecting employees and customers is difficult, the sale of our medical gas pipeline business was in the best interests of all parties involved. This sale marks another step in our efforts to streamline our product and service offerings at the same time we search for acquisitions to fuel our stated goals of increasing revenues, earnings, and shareholder value.”

R. Ernest Waaser, President and Chief Executive Officer of Hill-Rom added, “This business fits very well in Beacon Medical Products’ portfolio. Despite our decision to exit this business, we are very committed to making this a smooth transition for all those affected.”

About Hillenbrand Industries:

Hillenbrand Industries, Inc., headquartered in Batesville, Indiana, is a publicly traded holding company for three major wholly owned businesses serving the funeral services and health care industries. All three businesses have headquarters in Batesville.

Hill-Rom Company is a recognized leader in the worldwide health care community providing sales, rentals, service and support for products including beds, noninvasive therapeutic devices and surfaces, stretchers, furniture, communication systems, and headwall systems.

Batesville Casket Company and Forethought Financial Services both serve the funeral services industry. Batesville Casket is a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes, while Forethought is a leading provider of insurance and trust-based financial products and services for pre-planning funeral services.

About Beacon Medical Products, LLC:

Beacon Medical Products, LLC is a leading manufacturer of centralized medical air and gas distribution equipment for use in hospitals and other medical facilities including medical air compressors and vacuum pumps, medical gas alarms, valves and gas outlets, and medical gas manifolds. With the add-on acquisition, the Company will be the world’s largest manufacturer by sales volume of medical gas pipeline components. To reflect the significance of the acquisition, the Company’s name will be BeaconMedaes. It will operate plants in Charlotte, North Carolina; Lenexa, Kansas; and Staveley, United Kingdom and will have the largest sales and service network in the industry. BeaconMedaes will produce many of the industry’s most respected products, including LifeLine® medical air and medical vacuum systems; Series B, Gemini, DiamondCare®, Diamond III®, and GEM 10 gas outlets; Medipoint, Total Alert®, and MEGA® gas alarms; and LifeLine® and MedPlus® manifolds.

Disclosure Regarding Forward-Looking Statements:

Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding Hillenbrand’s future plans, objectives, beliefs, expectations, representations and projections. Hillenbrand has tried, wherever possible, to identify these forward-looking statements by using words such as “expect,” “will” and other similar terms, but their absence does not mean that the statement is not forward-looking. Forward-looking statements include statements about Hillenbrand’s efforts to streamline its product and service offerings at the same time it searches for acquisitions to fuel its stated goals of increasing revenues, earnings, and shareholder value. It is important to note that Hillenbrand’s actual results could differ materially from those in any such forward-looking statements. They are not guarantees of future performance. Factors that could cause actual results to differ include but are not limited to: Hillenbrand’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, whether Hillenbrand’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, increased costs or unavailability of raw materials, the success of the implementation of Hillenbrand’s enterprise resource planning system, compliance with FDA regulations, the performance of Hillenbrand’s insurance investment portfolio, potential exposure to product liability or other claims, a lack of success in achieving expected efficiencies and cost reductions from announced restructuring and realignment activities, the failure of Hillenbrand to execute its acquisition strategy, or certain tax-related matters. Hillenbrand assumes no obligation to update or revise any forward-looking statements. Readers should also refer to the various disclosures made by Hillenbrand in its periodic reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission.

Contacts:

Hillenbrand Industries: Investors: Wendy Wilson, Vice President, Investor Relations, 812-934-7670, News Media: Christopher P. Feeney, Director, Public Affairs & Corporate Communications, 812-934-8197, Health Care Trade Media: Kim Tipton, Director, Corporate Communications, Hill-Rom, 812-931-2314.

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